UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 14, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 333-173048

Maryland	27-5466153
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

260 Franklin Street, Suite 1900, Boston, MA 02110	(617) 340-3814
(Address of principal executive offices)	(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-I2 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.I4d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

Stow Road

On November 14, 2014, Plymouth Industrial REIT, Inc. (the “Company”) entered into a purchase and sale agreement (the “Stow Road Agreement”) with an unrelated third party to purchase one industrial property for a purchase price of $9,700,000. The property consists of approximately 156,643 rentable square feet and is located in Marlton, New Jersey. The acquisition is expected to close on or before December 2, 2014, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all. The earnest money deposit under the Stow Road in Agreement is $150,000. The deposit is not refundable unless the closing does not occur as a result of the seller’s failure to satisfy certain conditions under the agreement. The Stow Road Agreement contains customary representations, warranties and covenants of the parties. During the period of six (6) months from the date of recordation of the deed, the seller has agreed to indemnify the Company for any breaches of its representations, warranties and covenants under the agreement up to an aggregate amount of $175,000.

A copy of the Stow Road Agreement is attached to this current report on Form 8-K as Exhibit 10.1 and is incorporated by reference as though it were fully set forth herein. The foregoing summary description of the Stow Road Agreement and the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the Stow Road Agreement.

1755 Enterprise

On November 14, 2014, the Company reinstated the purchase and sale agreement (as amended, the “1755 Enterprise Agreement”) with an unrelated third party to purchase one industrial property for a purchase price of $15,000,000. The property consists of approximately 255,570 rentable square feet and is located in Twinsburg, Ohio. The acquisition is expected to close on or before December 2, 2014, subject to the satisfaction of certain customary closing conditions. There can be no assurance that these conditions will be satisfied or that the pending acquisition will be consummated on the terms described herein, or at all. The earnest money deposit under the 1755 Enterprise Agreement is $250,000. The deposit is not refundable unless the closing does not occur as a result of the seller’s failure to satisfy certain conditions under the agreement. The 1755 Enterprise Agreement contains customary representations, warranties and covenants of the parties.

Copies of the 1755 Enterprise Agreement and the reinstatement agreement are attached to this current report on Form 8-K as Exhibits 10.2 and 10.3 and are incorporated by reference as though they were fully set forth herein. The foregoing summary description of the 1755 Enterprise Agreement and the transaction contemplated thereby is not intended to be complete and is qualified in its entirety by the complete text of the 1755 Enterprise Agreement.

Item 9.01   Financial Statements and Exhibits

(d)	The following exhibits are transmitted herewith:

10.1	Purchase and Sale Agreement and Escrow Instructions, dated as of November 14, 2014, by and between CD Realty Stow Road Associates, LLC and Plymouth Industrial REIT, Inc.

10.2	Purchase and Sale Agreement, dated as of August 6, 2014, by and between TPRF/Enterprise, LLC and Plymouth Industrial REIT, Inc.

10.3	Reinvestment and Amendment No. 1 to Purchase and Sale Agreement, dated as of November 14, 2014, by and between TPRF Enterprise, LLC and Plymouth Industrial REIT, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2014

PLYMOUTH INDUSTRIAL REIT, INC.

By: /s/ Jeffrey E. Witherell

Jeffrey E. Witherell
Chief Executive Officer